UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2020

TIMKENSTEEL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706

(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2020, the Board of Directors (the “Board”) of TimkenSteel Corporation (the “Company”) appointed and elected Michael S. Williams as President and Chief Executive Officer of the Company, effective January 1, 2021. The Board further appointed and elected Mr. Williams as a director, also effective January 1, 2021.

Mr. Williams, age 60, was most recently with Bayou Steel Group, a U.S. producer of structural steel and merchant bar, where he served as CEO from May 2019 to September 2019. Prior to joining Bayou Steel, Mr. Williams served as President Outokumpu Americas for Outokumpu Oyj, a global leader in the stainless steel industry, from 2015 to 2019. Before that, Mr. Williams held a number of leadership roles at US Steel Corporation, a Fortune 250 company and leading integrated steel producer, from 2006 to 2015, including Senior Vice President, North American Flat Rolled and, most recently, Senior Vice President, Strategic Planning and Business Development. Earlier in his career, Mr. Williams served as Vice President of Commercial Products at Special Metals Corporation (a leader in the invention, production and supply of high-nickel alloys) and, prior to that, as Chairman and Chief Executive Officer of Ormet Corporation (a manufacturer of foil, sheet, billet and other aluminum products).

For his service as President and Chief Executive Officer of the Company, Mr. Williams will be entitled to receive the following compensation:

•	an initial base salary of $800,000 per year;

•

participation in the Company’s Annual Performance Award plan, with a target award opportunity equal to 100% of base salary and a potential payout range from 0% to 260% of target based on actual results for each performance measure and consideration of individual performance;

•

starting in 2022, participation in the Company’s long-term incentive plan, with a target annual grant opportunity equal to $2,000,000 and expected awards comprised of at least 50% performance-based restricted stock units and the balance in time-based restricted stock units; and

•	participation in the Company’s other standard benefit programs for executives.

Mr. Williams will not receive any additional compensation for his service as a director of the Company.

In connection with his appointment as President and Chief Executive Officer, on January 5, 2021 (the “Grant Date”) Mr. Williams will be awarded a sign-on inducement equity grant consisting of performance-based restricted stock units with a target value of approximately $2,000,000 and time-based restricted stock units with a value of approximately $2,000,000. The actual number of performance-based restricted stock units and time-based restricted stock units to be awarded will be determined on the Grant Date by dividing the values noted above by the average closing price for TimkenSteel common shares on the New York Stock Exchange for the five trading days immediately preceding the Grant Date. In general, the performance-based restricted stock units will be subject to relative total shareholder return performance over a three-year period ending December 31, 2023.

Mr. Williams and the Company will enter into a severance agreement, effective January 1, 2021, that provides for compensation in the event of termination of employment under certain circumstances. Pursuant to the severance agreement, if certain events occur within two years following a change in control of the Company (as defined or described in the severance agreement), such as a reduction in responsibilities or a particular termination of employment without cause, Mr. Williams will be entitled to receive a cash severance payment in an amount equal to 2.5 times the sum of (i) his annual base salary and (ii) the greater of: (1) his target amount of annual incentive compensation for the year in which he terminates employment; or (2) his target amount of annual incentive compensation for the year in which the change in control occurs. The severance agreement does not contain an excise tax gross-up provision. If Mr. Williams is terminated without cause within two years after a change in control of the Company, he also will be entitled to continuation of health and welfare benefits for thirty months and a pro-rata payout of his annual incentive compensation award at target for the year in which he terminates employment. The severance agreement further provides that if Mr. Williams is involuntary terminated without cause other than in connection with a change in control of the Company, he will be entitled to severance equal to 1.5 times the sum of his base salary and his target annual amount of incentive compensation for the year in which his employment terminates. Under these circumstances, he also will be entitled to continuation of health and welfare benefits for 18 months and a pro-rata payout of his annual incentive compensation award based on actual performance for the year in which his employment terminates. The severance agreement is subject to clawback provisions and customary restrictive covenants applicable to Mr. Williams (including regarding non-competition, non-solicitation, non-disparagement and confidentiality), and payouts under the severance agreement are subject to a customary release of claims executed as described in the severance agreement.

Mr. Williams and the Company also will enter into an indemnification agreement, substantially in the form of the Form of Officer Indemnification Agreement that is filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

In connection with the appointment of Mr. Williams as the Company’s new President and Chief Executive Officer , the Board determined that Terry L. Dunlap’s service as Interim Chief Executive Officer and President will cease at 11:59 p.m. on December 31, 2020. In recognition of his successful and exemplary leadership of the Company under challenging business conditions, made more difficult by the COVID-19 pandemic, the Board awarded Mr. Dunlap a cash bonus of $500,000 for his service as Interim Chief Executive Officer and President, such bonus to be paid on or before December 31, 2020.

Following the cessation of his service as Interim Chief Executive Officer and President, Mr. Dunlap will continue to serve as a director of the Company. The Board has determined that, once Mr. Dunlap’s service as Interim Chief Executive Officer and President concludes, Mr. Dunlap will once again meet all of the standards for independence under the regulations of the Securities and Exchange Commission and Rule 303A of the New York Stock Exchange Listed Company Manual, and that he will be free of any material relationships with the Company other than through his service as a director.

Also, on December 16, 2020, Marvin A. Riley notified the Board of his intention to resign as a director effective December 31, 2020. Mr. Riley further notified the Board that his decision to resign was for personal reasons and not due to any disagreement with the Company.

Finally, on December 16, 2020, the Board approved the separation from employment for Frank A. DiPiero, Executive Vice President, General Counsel & Secretary, effective December 31, 2020. To succeed Mr. DiPiero, the Board elected Kristine C. Syrvalin as Executive Vice President, General Counsel & Secretary of the Company, effective January 1, 2021.

In connection with his separation from the Company, Mr. DiPiero generally will be entitled to receive the compensation and benefits for a “termination without cause” under the terms of a severance agreement he had previously entered into with the Company. Mr. DiPiero also is expected to enter into a consulting agreement with the Company, effective January 1, 2021, pursuant to which he has agreed to provide consulting services to the Company on an as-needed basis through June 30, 2021, for which he will receive a monthly retainer in the amount of $17,500.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2020, the Company issued a press release announcing (i) the appointment of Mr. Williams as President and Chief Executive Officer of the Company effective January 1, 2021, and the related conclusion of Mr. Dunlap’s service as Interim Chief Executive Officer and President, and (ii) the separation from service of Mr. DiPiero as Executive Vice President, General Counsel and Secretary effective December 31, 2020, and the appointment of Ms. Syrvalin to succeed him in this role effective January 1, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release is also available on the Company’s website at www.timkensteel.com.

The information in this Item 7.01 on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated December 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2020

TimkenSteel Corporation

By:	/s/ Kristopher R. Westbrooks
Name:	Kristopher R. Westbrooks
Title:	Executive Vice President and Chief Financial Officer